UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): February 28, 2005

ELECTRIC CITY CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-2791	36-4197337

(State or other jurisdiction	(Commission File #)	(IRS Employer Identification No.)
of incorporation or organization

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)

(847) 437-1666
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2005 Electric City Corp. (“Electric City” or the “Company”) and Laurus Master Fund, Ltd. (“Laurus”) entered into an amendment to the credit facility dated September 11, 2003. The amendment, among other things, permits the Company to borrow an amount in excess of the amount supported by the borrowing base (an “Overadvance”), up to the $2 million limit of the facility, and reduced the fixed conversion price on the revolving credit line from $1.64 per share to $1.05. No amendments were made to the Term Loan between the Company and Lauras, which has an outstanding balance of $641,790 and a conversion price of $1.64 per share. Though the Company has not previously borrowed under the revolving credit facility, the Company intends to borrow $2 million upon closing of the amendment. The Company will use the proceeds for general corporate purposes and to pre-fund some portion of its initial projects with Comed and PacifiCorp. The Company may remain in the Overadvance position until January 1, 2006 (the “Overadvance Period”). During the Overadvance Period the Company can repay the Overadvance with cash at 125% of the principal amount. The Overadvance Period will be extended on a month to month basis if the average closing price of the Company’s stock for the five last trading days of the prior month are greater than or equal to $1.16 (110% of the fixed conversion price). If the Overadvance Period is not extended, the Company will be required to repay the Overadvance at 100% of the principal amount at the end of the Overadvance Period. Laurus may elect to convert any borrowings under the line to common stock at any time, but if at any time after the date the shares underlying the revolving credit facility are registered and the average closing price of the Company’s common stock for an eleven day period exceeds $1.21 per share (115% of the fixed conversion price), Laurus will be required to convert to common stock the lesser of the outstanding balance of revolving credit line or 25% of the average aggregate dollar weighted trading volume of the Company’s common stock for the eleven days prior to the conversion (a “Mandatory Conversion”). Only one Mandatory Conversion can be effected in any 22 day period. This amendment does not affect the conversion price on the Laurus term loan portion of the credit facility, which remains at $1.64 per share.

The financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D of the Securities Act.

The description of the amendment to the credit facility is not intended to be complete and is qualified in its entirety by the complete text of the Amendment to the Security Agreement and Registration Rights Agreement, the Secured Convertible Revolving Note, the Secured Convertible Minimum Borrowing Note, the Great Lakes Controlled Energy Corporation Security Agreement, the Subsidiary Guarantee and the Stock Pledge Agreement which are attached as exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 respectively, to this report and are incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders

As is described under Item 1.01 above, the Company and Laurus have amended the revolving credit facility to change the price per share of common stock at which Laurus may convert indebtedness of the Company thereunder to $1.05 per share from $1.64 per share, and the Company intends to borrow $2 million thereunder, which could be converted into up to 1,904,762 shares of its common stock.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

10.1	Amendment To Security Agreement And Registration Rights Agreement dated February 28, 2005 between Electric City Corp. and Laurus Master Fund, Ltd.

10.2	Secured Convertible Revolving Note

10.3	Secured Convertible Minimum Borrowing Note

10.4	Great Lakes Controlled Energy Corporation Security Agreement

10.5	Subsidiary Guaranty

10.6	Stock Pledge Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRIC CITY CORP.
Dated: March 4, 2005	By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Chief Financial Officer & Treasurer (principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amendment To Security Agreement And Registration Rights Agreement dated February 28, 2005 between Electric City Corp. and Laurus Master Fund, Ltd.

10.2	Secured Convertible Revolving Note

10.3	Secured Convertible Minimum Borrowing Note

10.4	Great Lakes Controlled Energy Corporation Security Agreement

10.5	Subsidiary Guaranty

10.6	Stock Pledge Agreement